                                                      Registration No. 333-64881


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    EXOGEN, INC.
                       --------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                   22-3208468
            -----------                                 ------------
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)



10 Constitution Avenue, P.O. Box 6860, Piscataway, New Jersey      08855
---------------------------------------------------------------    -----------------
(Address of Principal Executive Offices)                           (Zip Code)


           Patrick A. McBrayer, Chief Executive Officer and President
                                  Exogen, Inc.
                             10 Constitution Avenue
                                 P.O. Box 6860
                         Piscataway, New Jersey  08855
                         -----------------------------
                    (Name and address of agent for service)

                                 (732) 981-0990
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Dennis V. Osimitz, Esq.
                                Sidley & Austin
                               Two South Dearborn
                            Chicago, Illinois  60603

                      Removal of Shares From Registration
                      -----------------------------------

          The 820,000 shares of Common Stock of the registrant covered by Registration No. 333-64881 have been cancelled pursuant to a merger of the registrant and therefore are hereby removed from registration, effective upon the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on September 16, 1999.

                                  EXOGEN, INC.





                                  By:  /s/ Patrick A. McBrayer
                                  -------------------------------------------
                                       Patrick A. McBrayer,
                                       Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                 Title                                   Date
----------                 ------                                  ----
/s/ Patrick A. McBrayer    Chief Executive Officer,                September 16, 1999
-------------------------  President, and Director
Patrick A. McBrayer        (Principal Executive Officer)

                                                                   September 16, 1999
/s/ Richard H. Reisner     Vice President, Chief Financial
-------------------------  Officer, and Secretary
Richard H. Reisner         (Principal Financial Officer)

/s/ Daniel Lewis           Director                                September 17, 1999
-------------------------
Daniel Lewis

/s/ Clifford K. Lomax      Director                                September 21, 1999
-------------------------
Clifford K. Lomax

/s/ Larry Papasan          Director                                September 16, 1999
-------------------------
Larry Papasan

/s/ James A. Ralston       Director                                September 17, 1999
-------------------------
James A. Ralston